Exhibit 99.1

Eric Yeaman

Chief Financial Officer

(408) 907-1642

ir@turnstone.com

Web Site: www.turnstone.com

TURNSTONE SYSTEMS

ANNOUNCES ADDITIONAL HEADCOUNT REDUCTIONS

SANTA CLARA, CA—April 24, 2003—Turnstone Systems, Inc. (Nasdaq:TSTN) announced today that it has initiated actions to terminate most of its remaining employees except for a limited team of employees that will continue to handle matters related to the Company’s previously announced exploration of strategic alternatives. The Company expects to complete the termination actions in April 2003. Associated with these actions, the Company expects to record severance related charges of approximately $370,000 during the second quarter of 2003. Additionally, pursuant to retention agreements entered into with the affected employees in January 2003, the Company will make payments of approximately $700,000, of which approximately $530,000 was accrued as of March 31, 2003. Additionally, as a result of these actions, the Company anticipates recording a charge to reflect impairment in the carrying value of its property and equipment of approximately $800,000 in the second quarter of 2003.

Turnstone’s Board of Directors approved these headcount reductions due to the continued lack of visibility with respect to both the demand for the Company’s existing products and the potential demand for its products under development. After an extensive consideration of strategic alternatives, Turnstone’s management and Board of Directors have concluded that maintaining the Company’s research and development efforts related to next-generation copper automation products for incumbent local exchange carriers was not necessary for any of the strategic alternatives currently under consideration and the on-going expenditures related to continuing such efforts could potentially decrease total stockholder value.

There can be no assurance that any transaction or other corporate action will result from the Company’s exploration of strategic alternatives. Further, there can be no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any such potential action, even if such an action does result from this exploration. Turnstone undertakes no obligation to make any additional comments regarding such exploration unless and until developments warrant further disclosure.

Safe Harbor For Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Turnstone’s anticipated headcount reductions, estimated payments to affected employees, estimated impairment charges, exploration of possible strategic alternatives, business outlook or expected performance or developments are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from those described herein include, without limitation, the final size and scope of the headcount reductions, finalization of the impairment charge, Turnstone’s ability to identify desirable strategic alternatives; the desire and ability (or lack thereof) of Turnstone and any relevant third parties to explore those alternatives and reach mutually acceptable definitive documentation to effect a possible strategic transaction and, if that occurs, whether the conditions to closing would then be satisfied; the time and costs required to explore and investigate possible transactions and other corporate actions; management and board interest in and distraction due to exploring and investigating strategic alternatives; and the reactions, either positive or negative, of investors, competitors, customers, employees and others to Turnstone exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by Turnstone. Further information on potential risk factors that could affect Turnstone, its business and its financial results are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the sections entitled “Business—Risk Factors Affecting Future Results,” pages 9 to 16, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview,” pages 21 to 22, in Turnstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on March 18, 2003. Turnstone undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.